SPECIAL CUSTODY and PLEDGE AGREEMENT

(Short Sales and Exchange-Listed Options)

AGREEMENT, (hereinafter "Agreement") dated as of _________________ among ______________________________ ("Customer"), GOLDMAN SACHS & CO. LLC, a New York limited liability company ("Broker"), ______________________________ ("Manager") and THE BANK OF NEW YORK MELLON as Custodian hereunder ("Custodian").

WHEREAS, Broker is a member of several national securities exchanges and is a clearing member of The Options Clearing Corporation (“OCC”); and

WHEREAS, Customer has opened a margin account (the "Margin Account") with Broker in which Customer may effect short sales and transactions in exchange-listed options (“Options Transactions”), and for those purposes has executed an agreement with Broker (the "Margin Agreement") and has entered into or may hereafter enter into one or more of Broker’s master agreements for exchange-listed options (such agreements, collectively, the “Options Agreement”); and

WHEREAS, Customer has appointed Manager as an investment advisor and manager over certain of its assets with authority to effect Short Sales and Options Transactions and to act on Customer's behalf in connection with the pledge of assets to Broker to secure performance of Customer's obligations with respect to Short Sales and Options Transactions effected for Customer's account with Broker; and

WHEREAS, Broker is required to comply with applicable laws and regulations requiring the margining of Short Sales and Options Transactions, including the margin regulations of the Board of Governors of the Federal Reserve System and of any relevant securities exchanges and other self-regulatory associations (the "Margin Rules") and Broker's internal policies; and

WHEREAS, Custodian acts as custodian of certain assets of Customer pursuant to a custodian agreement with Customer (the “Custodian Agreement”) and holds such assets in one or more sub-accounts established solely for Customer (the “Custodial Account”); and

WHEREAS, to facilitate Short Sales and Options Transactions hereunder, Customer and Broker desire to establish procedures for compliance with the Margin Rules; and

WHEREAS, Custodian is prepared to act as custodian for Collateral (as hereinafter defined) pursuant to the terms and conditions of this Agreement, and, to the extent not inconsistent herewith, the Custodian Agreement;

NOW, THEREFORE, be it agreed as follows:

(1)

As used herein, capitalized terms shall have the following meanings unless otherwise defined herein:

"Adequate Performance Assurance" shall mean such Collateral placed in the Special Custody Account as is adequate under the Margin Rules and Broker's internal policies in effect from time to time.

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"Advice from Broker" means a notice sent by an authorized representative of Broker (or a person reasonably believed by the receiving party to be authorized to provide such a notice) delivered to Customer or Custodian, as applicable hereunder, communicated: (i) in writing; (ii) by a facsimile- sending device or other electronic method agreed to by the parties; or (iii) in the case of a call for additional Collateral, a notice that an exercise notice filed with OCC has been assigned to Customer, a notice that Customer has failed to give notice of intent to make payment due upon exercise of a Put Option or has failed to make delivery of securities or currency required to be delivered upon exercise of a Call Option or has failed to pay an Exercise Settlement Amount, or a notice referred to in paragraph 7 hereof, by telephone to a person designated by Customer or Manager in writing as authorized to receive such advice or, in the event that no such person is available, to any officer of Customer or Manager.

"Business Day" means a day on which Custodian and Broker are open for business.

"Collateral" means cash, U.S. Government securities, securities underlying a Call Option (as defined below) or other margin-eligible securities acceptable to Broker which are pledged to Broker as provided herein.

“Exercise Settlement Amount” means: (i) in the case of a Call Option on a market index, the amount by which the ‘aggregate exercise price’ of the Call Option contract is less than the ‘aggregate current index value’ of the underlying index (as those quoted terms are defined in Article XVII of the By-Laws of the OCC), plus all applicable commissions and other charges, or (ii) in the case of a Put Option on a market index, the amount by which the ‘aggregate exercise price’ of the Put Option contract is greater than the ‘aggregate current index value’ of the underlying index (as those quoted terms are defined in Article XVII of the By-Laws of the OCC), plus all applicable commissions and other charges.

"Insolvency" means that: (i) an order, judgment or decree has been entered under the bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law (the "Bankruptcy Law") of any jurisdiction adjudicating Customer insolvent; or (ii) Customer has petitioned or applied to any tribunal for, or consented to the appointment of, or taking possession by, a trustee, receiver, liquidator or similar official, of Customer, or commenced a voluntary case under the Bankruptcy Law of the United States or any proceedings relating to Customer under the Bankruptcy Law of any other jurisdiction, whether now or hereinafter in effect; or (iii) any such petition or application has been filed, or any such proceedings commenced, against Customer and Customer by any act has indicated its approval thereof, consent thereto or acquiescence therein, or an order for relief has been entered in an involuntary case under the Bankruptcy Law of the United States or any other jurisdiction, as now or hereinafter constituted, or an order, judgment or decree has been entered appointing any such trustee, receiver, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 30 days.

"Instructions from Customer" means a request, direction or certification in writing signed in the name of Customer by a person authorized by Customer (including Manager or a person reasonably believed by the receiving party to be authorized to provide such a notice) and delivered to Custodian or transmitted to it by facsimile-sending device or other electronic method agreed to by the parties.

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“Option” shall mean the right but not the obligation of Customer to, as issued by OCC and cleared by Broker, buy (“Call Option”) or sell (“Put Option”) a specific security, market index or foreign currency at a set price for a set period of time as described in the relevant option contract.

"Same Day" shall mean no later than 2:00 p.m. EST on the same day that Broker notifies Customer that an exercise notice has been assigned to Customer but only if such notification has been given by Broker by 10:00 a.m. EST. If such notification is given by Broker to Customer after 10:00 a.m. EST, Same Day shall mean by 2:00 p.m. EST the following Business Day.

“Short Sales” shall mean the sale by Customer of securities which Customer does not own, and which is consummated by the delivery of securities borrowed from or through the facilities of Broker, in accordance with the applicable provisions of the Margin Rules, particularly Sections 220.10 and 220.12 of Regulation T of the Board of Governors of the Federal Reserve.

(2)

(a)

Custodian, in its capacity as a securities intermediary as defined in Article 8 of the Uniform Commercial Code as in effect from time to time in the State of New York (“Article 8”) to the extent the same may be applicable, or in applicable federal law or regulations, shall open a separate account on its books entitled "Special Custody Account for Goldman Sachs & Co. LLC as Pledgee of ______________________________" (the "Special Custody Account") and shall hold therein for Broker as secured party upon the terms of this Agreement all Collateral and all monies or other property paid or distributed with respect thereto. Customer authorizes Custodian to maintain the Special Custody Account in accordance with this Agreement. The Custodian hereby agrees that any property, other than cash Collateral, held in the Special Custody Account shall be treated as a “financial asset” for purposes of Article 8 of the UCC to the extent the same may be applicable. Custodian elects to hold cash Collateral as a deposit in its capacity as a “bank” as such term is used in Section 9-102(a)(8) of the UCC. Customer agrees to instruct Custodian through Instructions from Customer as to the cash and specific securities which Custodian is to identify on its books and records as pledged to Broker as Collateral in the Special Custody Account.

As between the Customer and the Custodian, this Agreement supplements, rather than replaces, the terms and conditions of the Custodian Agreement, in effect from time to time with respect to the Special Custody Account or services provided in connection with the Special Custody Account, which Custodian Agreement will continue to apply to the services of the Custodian hereunder, and the respective rights, powers, duties, obligations, liabilities and responsibilities of the Custodian, to the extent not expressly conflicting with the provisions of this Agreement (however, in the event of any such conflict, the provisions of this Agreement shall control).

(b)

Customer agrees to at all times maintain Adequate Performance Assurance in the Special Custody Account pursuant to the terms and conditions of this Agreement.

(c)

Customer authorizes Broker to take such actions with respect to any Collateral (including without limitation the delivery or substitution thereof) as Broker, in its good faith discretion, deems necessary to ensure Adequate Performance Assurance. In no event shall any consent of Customer be required for the taking of any such action by Broker.

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Customer authorizes Custodian to maintain the Special Custody Account in accordance with this Agreement. Customer, Broker and Custodian agree that Collateral will be held for Broker in the Special Custody Account, in accordance with this Agreement, by Custodian, that Custodian will take such actions with respect to any Collateral (including without limitation the delivery thereof) as Broker shall direct in an Advice from Broker or other entitlement order (as defined in Article 8) and that in no event shall any consent of Customer be required for the taking of any such action by Custodian.

(d)

Customer hereby grants to Broker a continuing first priority security interest in, lien on and right to set off with respect to: (i) the Collateral and any proceeds thereof; (ii) all other property in the Margin Account and the Special Custody Account; and (iii) its accounts (including the Margin Account) with Broker and the Special Custody Account, to secure Customer's obligations to Broker hereunder and under the Margin Agreement and the Options Agreement. Custodian agrees that it will comply with any Advice from Broker or other entitlement orders originated by Broker concerning the Special Custody Account and any of the Collateral without further consent by Customer. Custodian shall have no responsibility for the creation, validity, priority or enforceability of such security interest.

(e)

Notwithstanding any other provision hereto, Custodian shall have no responsibility, liability or duty (i) to question any Advice from Broker, (ii) to make any suggestions with respect to the investment and reinvestment of the Collateral or other assets in the Special Custody Account, or (iii) to monitor, determine or verify the occurrence of any event or condition giving rise to any Advice from Broker.

(3)

Custodian will make available by use of an on-line communication and reporting system agreed to by Broker and Customer, as applicable, or otherwise confirm in writing to Broker and Customer, within one Business Day, all pledges, releases or substitutions of Collateral and will supply Broker and Customer with a monthly statement of Collateral in the Special Custody Account and transactions in the Special Custody Account during the preceding month. Custodian will also advise Broker or Customer upon request, at any time, of the kind and amount of Collateral pledged to Broker.

(4)

Custodian agrees to release Collateral to Customer from the Special Custody Account only upon receipt of an Advice from Broker or other entitlement order from Broker. Broker agrees, promptly upon request of Customer, to provide such an Advice from Broker with respect to Collateral selected by Customer: (i) if said Collateral represents an excess in value of the Collateral necessary to constitute Adequate Performance Assurance at that time; (ii) against receipt in the Special Custody Account of substitute Collateral having a value at least equal (with any remaining Collateral) to Adequate Performance Assurance; or (iii) upon termination of Customer's accounts with Broker including the Margin Account (if any) and settlement in full of all transactions therein and any amounts owed to Broker with respect thereto and the discharge of all obligations to Broker. It is understood that Broker will be responsible for determining in good faith whether the Collateral constitutes Adequate Performance Assurance; Custodian at no time has any responsibility for determining whether assets are eligible for deposit to the Special Custody Account or whether the value of Collateral is equal in value to Adequate Performance Assurance.

(5)

Customer represents and warrants to Broker that securities pledged to Broker shall be in good deliverable form (or Custodian shall have the unrestricted power to put such

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securities into good deliverable form), and that Collateral will not be subject to any liens or encumbrances other than the security interest in favor of Broker contemplated under this Agreement.

(6)

Collateral shall at all times remain the property of Customer subject only to the interest and rights therein of Broker as the pledgee and secured party thereof. Custodian represents that Collateral is not and will not be subject to any other lien, charge, security interest, right of setoff or other right or claim of Custodian or any person claiming through Custodian, and Custodian hereby waives any right, charge, security interest, lien or right of set off of any kind which it may now have or hereafter acquire with respect to Collateral. Custodian shall use its reasonable efforts to notify Broker and Customer as soon as possible if Custodian receives any notice of levy, lien, court order or other process purporting to affect the Collateral.

The parties hereto acknowledge and agree that (i) the Custodian will attend to the settlement of securities transactions in and to the Special Custody Account on the basis of actual settlement date accounting only; and (ii) the Custodian shall not be required to settle in the Special Custody Account, any transactions in futures and/or options contracts, foreign exchange or foreign exchange contracts, swaps and other derivative investments with third parties.

Customer agrees that all securities that are transferred into the Special Custody Account as Collateral shall be fully paid for and that all trade settlements of transactions for such securities shall be completed prior to the transfer of such securities into the Special Custody Account as Collateral. In the event that Custodian and Broker determine that a cash credit previously made to the Special Custody Account was due to an error or the non-receipt by Custodian of any income or dividend distribution then the Broker shall provide an Advice from Broker to Custodian for the purpose of reversing such cash credit.

(7)	The occurrence of any of the following constitutes a Customer Default hereunder:

(a)	failure by Customer to perform any obligation hereunder or under the Margin Agreement or Options Agreement including, without limitation, its obligation to maintain Adequate Performance Assurance and its obligation, upon receiving notice from Broker that it can no longer protect Customer's Short Sale, to make timely delivery to Broker in accordance with applicable laws, rules and regulations, of securities identical to the securities sold short; or

(b)	a Close-Out Event, as defined in the Margin Agreement; or

(c)	upon an Advice from Broker that an exercise notice filed with OCC in respect of one or more Call Options sold by Customer has been assigned to Customer through Broker and either: (i) Customer does not notify Broker by telephone on the Same Day of Customer’s intention to comply with the exercise notice by delivery of the underlying securities, currency or the Exercise Settlement Amount (as applicable); or (ii) Customer, having given such notice, fails to make delivery of such security or currency or cause such delivery to be made against receipt of payment against the gross exercise price for such securities or currency, less applicable commissions or other charges, or of the Exercise Settlement Amount on behalf of Customer to Broker; or
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(d)	upon an Advice from Broker that an exercise notice filed with OCC in respect of one or more Put Options sold by Customer has been assigned to Customer through Broker and either: (i) Customer does not notify Broker by telephone on the Same Day of Customer’s intention to comply with the exercise notice by making payment of the gross exercise price plus applicable commissions or other charges against Custodian’s receipt of securities underlying the put, or to pay the Exercise Settlement Amount (as applicable); or (ii) Customer, having given such notice, fails to make payment or cause such payment to be made against receipt of securities underlying the Put Options, or payment of Exercise Settlement Amount; or

(e)	Customer's Insolvency.

Broker will immediately notify Customer and Manager in an Advice from Broker of such Customer Default. Broker may thereupon take any action permitted pursuant to the Margin Agreement or Options Agreement, including without limitation the conversion of any convertible securities or exercise of Customer's rights in warrants (if any) held in the Margin Account and the Special Custody Account, the buy-in of any securities of which the Margin Account may be short, and the sale of any or all property or securities in the Margin Account and the Special Custody Account to the extent necessary to satisfy Customer's obligations to Broker (in which event such Collateral shall be delivered to Broker as directed in an Advice from Broker). Any sale of Collateral made hereunder shall be made in accordance with the provisions of the New York Uniform Commercial Code in the principal market for the securities or, if such principal market is closed, such sale shall be made in a manner commercially reasonable for such Collateral. Customer shall be liable to Broker for any deficiency which may exist after the exercise by Broker of its rights and remedies as aforesaid. Any surplus resulting from the sale of Collateral shall be transmitted to Custodian. Broker shall notify Customer and Manager of any sale of Collateral and any deficiency remaining thereafter in an Advice from Broker. Custodian shall have no obligations or responsibilities relating to the provisions of this paragraph (including without limitation no obligation or responsibility to determine whether any of the foregoing notices or identifications are required to be or have been provided, to determine whether any of the foregoing timeframes or conditions precedent have been satisfied, to determine what actions Broker may or may not take or to question or investigate the same, to determine whether any sale has been or to require any sale to be undertaken in accordance with any applicable requirements, or to require any assets to be transferred to Custodian).

(8)

Broker hereby covenants, for the benefit of Customer only, that Broker will not instruct Custodian to deliver Collateral free of payment with respect to any sale of Collateral pursuant to paragraph 7 until after the occurrence of the events set forth in paragraph 7. The foregoing covenant and the provisions of paragraph 7 shall in no way constitute a limitation on Broker's right at any time to instruct Custodian pursuant to an Advice from Broker or other entitlement order and Custodian's obligation to act upon such instructions. Custodian shall not be required to make any determination as to whether such delivery is made in accordance with any provisions of this Agreement or any other agreement between Broker and Customer.

(9)

It is understood that all determinations and directions for Short Sales and Options Transactions for the account of Customer pursuant to the terms of this Agreement, the Margin Agreement and the Options Agreement shall be made by Manager or Customer. Customer is not relying upon Broker to make recommendations with respect thereto. Customer is required

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hereunder to deliver to Broker a copy of those resolutions or other governing documents of Customer which authorize it to engage in Options Transactions.

(10)

(a)

Custodian's duties and responsibilities are those set forth in this Agreement. Custodian shall act only upon receipt of an Advice from Broker regarding release of Collateral, except as otherwise required by applicable law. Custodian shall not be liable or responsible for anything done, or omitted to be done by it in good faith and in the absence of negligence, willful misconduct or fraud and may rely and shall be protected in acting upon any Advice from Broker or other entitlement order which it reasonably believes to be genuine and authorized.

(b)

(i)

Customer agrees to indemnify Custodian and hold Custodian harmless from and against any and all costs, expenses, damages, liabilities or claims, including reasonable attorneys’ fees (“Losses”) which are sustained or incurred by or asserted against Custodian by reason of or as a result of any action or inaction, or arising out of Custodian’s performance hereunder, including reasonable fees and expenses of counsel incurred by Custodian in a successful defense of claims; provided, that Customer shall not indemnify Custodian for those Losses arising out of Custodian’s negligence or willful misconduct.  This indemnity shall be a continuing obligation of Customer and its successors and assigns, notwithstanding the termination of this Agreement.

(ii)

Broker agrees to indemnify Custodian and hold Custodian harmless from and against any and all Losses which are sustained by Custodian arising out of or in connection with the Custodian’s acting in accordance with an Advice from Broker or other entitlement order; except to the extent those Losses arise out of Custodian’s negligence or willful misconduct. This indemnity shall be a continuing obligation of Broker and its successors and assigns, notwithstanding the termination of this Agreement.

(c)

In matters concerning or relating to this Agreement, Custodian shall not be liable for the acts or omissions of any of the other parties to this Agreement. In matters concerning or relating to this Agreement, Custodian shall not be responsible for compliance with any statute or regulation regarding the establishment or maintenance of margin credit, including but not limited to the Margin Rules. Custodian shall have no duty to determine Adequate Assurance Performance or the eligibility of collateral to satisfy Adequate Assurance Performance. Custodian is authorized to supply any information regarding the Special Custody Account which is required or requested by any law or governmental or regulatory authority. Custodian may hold the securities in the Special Custody Account in bearer, nominee, book-entry, or other form and in any depository or clearing corporation (including omnibus accounts), with or without indicating that the securities are held hereunder; provided, however, that all securities held in the Special Custody Account shall be identified on Custodian’s records as subject to this Agreement and shall be in a form that permits transfer at the direction of Broker without additional authorization or consent of Customer. Neither Broker nor Custodian shall be responsible or liable for any losses resulting from nationalization, expropriation, devaluation, seizure, or similar action by any governmental authority, de facto or de jure; or enactment, promulgation, imposition or enforcement by any such governmental authority of currency restrictions, exchange controls, levies or other charges affecting the property in the Special Custody Account; for the acts or omissions of the Federal Reserve/U.S. Treasury book-entry system for government securities or the acts or omissions of any depository or clearing agency; or acts of war, terrorism, insurrection or revolution; or acts of God; or any other similar event beyond the control of such party or its agents. Neither Broker nor Custodian shall be liable for

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indirect, special or consequential damages, even if advised of the possibility or likelihood thereof. Custodian shall have no responsibility to question or investigate any Advice from Broker and no responsibility to question or investigate whether all conditions precedent to Broker’s right to have access to Collateral have occurred, notwithstanding that Custodian may believe or Customer may allege that an Advice from Broker is faulty or inappropriate or that Custodian may believe or Customer may allege that not all conditions precedent to Broker’s right to have access to Collateral have occurred. This paragraph shall survive the termination of this Agreement.

(d)

As between Customer and Broker, Customer shall bear all risk of damage to, or loss or other diminution in value of, the Collateral arising from any act or omission of the Custodian (including, without limitation, any act or omission constituting gross negligence or malfeasance on the part of the Custodian or resulting from the insolvency of the Custodian), except that Broker shall bear such risk to the extent that the relevant act or omission of the Custodian was taken or omitted in accordance with an Advice from Broker in violation of this Agreement, the Margin Agreement or its obligations as a secured party under applicable law.

(11)

All charges for Custodian's services under this Agreement shall be paid by Customer.

(12)

Broker shall not be liable for any losses, costs, damages, liabilities or expenses suffered or incurred by Customer as a result of any transaction executed hereunder, or any other action taken or not taken by Broker hereunder for Customer's account at Customer's direction or otherwise, except to the extent that such loss, cost, damage, liability or expense is the result of Broker's own gross negligence, recklessness, willful misconduct or bad faith.

(13)

No modification or amendment of this Agreement shall be effective unless in writing and signed by an authorized officer of each of Broker, Customer, Manager and Custodian.

(14)

Except as otherwise specifically provided for herein, written communications hereunder, other than an Advice from Broker, shall be sent by facsimile-sending device or hand delivered or mailed first class postage prepaid, except that written notice of termination shall be sent by certified mail, in any such case addressed:

(a)	if to Custodian, to:	Name:
Address:
City, State ZIP:
Attention:
Fax No.:
Phone No.:
(b)	if to Customer, to:	Name:
Address:
City, State ZIP:
Attention:
Fax No.:
Phone No.:
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(c)	if to Broker, to:	Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282-2198
Attention: Client Services Dept.
Fax No.: 212-902-4852
Phone No.: 212-902-7899

Copies of Custodian's confirmations, statements and advices issued pursuant to paragraph 3 should be sent to:

Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282-2198
Attention:
Fax No.:
Phone No.:

(d)	if to Manager, to:	Name:
Address:
City, State ZIP:
Attention:
Fax No.:
Phone No.:

(15)

Any of the parties hereto may terminate this Agreement by notice in writing to the other parties hereto; provided, however, that the status of any Collateral pledged to Broker at the time of such notice shall not be affected by such termination until the release of such pledge pursuant to the terms of this Agreement, the Margin Agreement, the Options Agreement and any applicable law, including the applicable Margin Rules.

(16)

Nothing in this Agreement prohibits Broker, Customer or Custodian from entering into similar agreements with others in order to facilitate option contract transactions.

(17)	Arbitration between Customer and Broker. This Agreement contains a predispute arbitration clause between Customer and Broker. By signing an arbitration agreement, Customer and Broker agree as follows:
1.	Customer and Broker are giving up the right to sue each other in court, including the right to a trial by jury, except as provided by the rules of the arbitration forum in which a claim is filed.
2.	Arbitration awards are generally final and binding; a party’s ability to have a court reverse or modify an arbitration award is very limited.
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3.	The ability of the parties to obtain documents, witness statements and other discovery is generally more limited in arbitration than in court proceedings.
4.	The arbitrators do not have to explain the reason(s) for their award, unless, in an eligible case, a joint request for an explained decision has been submitted by all parties to the panel at least 20 days prior to the first scheduled hearing date. The parties hereby agree that with respect to disputes eligible for arbitration with Financial Industry Regulatory Authority Dispute Resolution (“FINRA-DR”) (or any other arbitration forum in which the parties are resolving a dispute) they will submit a written request to the arbitrators for a written reasoned opinion of the arbitrator(s) decision at least 20 days prior to the first scheduled hearing date for such arbitration proceeding.
5.	The panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry, unless Customer is a member of the organization sponsoring the arbitration facility, in which case all arbitrators may be affiliated with the securities industry.
6.	The rules of some arbitration forums may impose time limits for bringing a claim in arbitration. In some cases, a claim that is ineligible for arbitration may be brought in court.
7.	The rules of the arbitration forum in which the claim is filed, and any amendments thereto, shall be incorporated into this Agreement.

Customer agrees that any and all controversies that may arise between Customer and Broker, including, but not limited to, those arising out of or relating to the transactions contemplated hereby, the Accounts established hereunder, any activity or claim related to Customer’s Accounts or the construction, performance, or breach of this Agreement or any other agreement between Customer and Broker shall be determined by arbitration conducted before FINRA-DR, or, if the FINRA-DR declines to hear the matter, before an arbitration forum jointly agreed to by Customer and Broker, in accordance with their arbitration rules then in force. The award of the arbitrators shall be final, and judgment upon the award rendered may be entered in any court, state or federal, having jurisdiction.

No person shall bring a putative or certified class action to arbitration, nor seek to enforce any pre-dispute arbitration agreement against any person who has initiated in court a putative class action or who is a member of a

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putative class who has not opted out of the class with respect to any claims encompassed by the putative class action until: (i) the class certification is denied; (ii) the class is decertified; or (iii) Customer is excluded from the class by the court.

Such forbearance to enforce an agreement to arbitrate shall not constitute a waiver of any rights under this Agreement except to the extent stated herein.

FOR THE AVOIDANCE OF DOUBT, ALL PARTIES AGREE THAT THE PROVISIONS OF THIS PARAGRAPH 17 WILL NOT, IN ANY WAY, APPLY ON CUSTODIAN OR LIMIT THE RIGHTS OF CUSTODIAN.

(18)

If any provision or condition of this Agreement shall be held to be invalid or unenforceable by any court, or regulatory or self-regulatory agency or body, such invalidity or unenforceability shall attach only to such provision or condition. The validity of the remaining provisions and conditions shall not be affected thereby and this Agreement shall be carried out as if any such invalid or unenforceable provision or condition were not contained herein.

(19)

All references herein to times of day shall mean the time in New York, New York, U.S.A.

(20)

This Agreement and its enforcement (including, without limitation, the establishment and maintenance of the Special Custody Account and all interests, duties and obligations related thereto) shall be governed by the laws of The State of New York. This Agreement shall be binding on the parties and any successor organizations thereof irrespective of any change or changes in personnel thereof.

(21)

This Agreement may be executed in one or more counterparts, all of which shall constitute but one and the same instrument.

(22)

The use of a single form of agreement referring to multiple Customers listed on Exhibit A is for ease of administrative purposes only. Custodian, Broker and each Customer listed on Exhibit A of this Agreement, separately and not jointly, shall be deemed for all purposes to have entered into and executed a separate Agreement.

(23)

U.S. Resolution Stay Provisions

(a)

Recognition of the U.S. Special Resolution Regimes

(i)

In the event that Broker becomes subject to a proceeding under (x) the Federal Deposit Insurance Act and the regulations promulgated thereunder or (y) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder (a “U.S. Special Resolution Regime”) the transfer from Broker of this Agreement, and any interest and obligation in or under, and any property securing, this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any interest and obligation in or under, and any property securing, this Agreement were governed by the laws of the United States or a state of the United States.

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(ii)

In the event that Broker or an Affiliate (as defined in, and interpreted in accordance with, 12 U.S.C. § 1841(k)) becomes subject to a proceeding under a U.S. Special Resolution Regime, any Default Rights (as defined in 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable (“Default Right”)) under this Agreement that may be exercised against Broker are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(b)

U.S. Protocol

If Customer adheres to the ISDA 2018 U.S. Resolution Stay Protocol, as published by the International Swaps and Derivatives Association, Inc. as of July 31, 2018 (the “ISDA U.S. Protocol”), after the date of this Agreement, the terms of the ISDA U.S. Protocol will supersede and replace the terms of this paragraph 23.

(24)

Manager hereby represents and warrants, which shall be continuing and shall be deemed to be reaffirmed upon each instruction, entitlement order and Instruction from Customer given by Manager for or on behalf of Customer, that (i) it has full power and authority to act on behalf of Customer to enter into this Agreement as agent for Customer and to perform all transactions contemplated hereby and, (ii) with respect to the Special Custody Account established in the name of or on behalf of Customer, Manager has been duly authorized by Customer to take actions and give instructions, entitlement orders or Instructions from Customer with legal and binding effect upon Customer and the Special Custody Account.

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This Agreement contains a pre-dispute arbitration clause in paragraph 17.

IN WITNESS WHEREOF, the duly authorized representatives of the parties have executed this Agreement as of the date and year first written above.

CUSTOMER:

By:
Title:

GOLDMAN SACHS & CO. LLC:

By:
Title:

THE BANK OF NEW YORK MELLON:

By:
Title:

MANAGER:

By:
Title:
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